Exhibit 11

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                                                        PATHE COMMUNICATIONS CORPORATION

                                                      COMPUTATION OF LOSS PER COMMON SHARE

                                                      (in thousands, except per share data)

                                                                                           Quarter                   Quarter
                                                                                            Ended                     Ended
                                                                                          June 30,                   June 30,
                                                                                            1994                       1993

                 Net loss  . . . . . . . . . . . . . . . . . . . . . . . . .            $   (5,201)             $    (8,381)

                 Weighted average
                   common shares outstanding . . . . . . . . . . . . . . . .                116,747                  116,747

                 Primary loss per
                   common share  . . . . . . . . . . . . . . . . . . . . . .            $     (.04)             $      (.07)





                                                                                         Six Months                 Six Months
                                                                                            Ended                     Ended
                                                                                          June 30,                   June 30,
                                                                                            1994                       1993


                 Net loss  . . . . . . . . . . . . . . . . . . . . . . . . .            $   (9,891)             $   (12,720)

                 Weighted average
                   common shares outstanding . . . . . . . . . . . . . . . .                116,747                  116,747

                 Primary loss per
                   common share  . . . . . . . . . . . . . . . . . . . . . .            $     (.08)             $      (.11)

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